UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

PEMSTAR INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-31223	41-1771227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 29, 2006, PEMSTAR Inc. issued a press release reporting that it had entered into settlement agreements terminating its obligations and resolving all claims under leases relating to its inactive facilites in Taunton, Massachusetts, Mountain View California and San Jose, California. All of these terminations are in relation to Company site closures for which restructuring charges have been taken in the past three fiscal years. The amounts paid in settlement of these obligations were fully accrued in the remaining provisions for restructuring costs at March 31, 2006. The Company estimates that in excess of $2,500,000 of such provisions will be returned to operating profits in the first quarter of fiscal 2007 as a result of these settlements.

In addition, as a result of these settlements, the Company’s future minimum payments under operating leases as of March 31, 2006 are as follows:

(In thousands) Year Ending March 31,	As Previously Disclosed	As Adjusted for Settlements
2007	$6,596	$3,758
2008	4,982	2,020
2009	4,383	1,289
2010	3,861	1,010
2011	1,968	972
Thereafter	1,624	1,624

Total minimum lease payments	$23,414	$10,673

The Company’s press release dated June 29, 2006 is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit

99.1 – Press Release of PEMSTAR Inc. dated June 29, 2006 relating to settlement of lease obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 29, 2006	PEMSTAR INC.

	By:	/s/ Greg S. Lea
Gregory S. Lea, Executive Vice President and Chief Financial Officer